Exhibit 99.2
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
OPERATING EARNINGS
(dollars in thousands, except share data) (unaudited)

	Operating
	Income	Impact to Operating Earnings				Average	Operating EPS
	As	Broker Fee		Net Impact	Restated	Diluted	As
	Previously	Amortization	Income	Operating	Operating	Shares	Previously	As
	Reported	and Other (1)	Taxes	Income	Income	Outstanding	Reported	Restated
Q1-01	$7,590	$37	$13	$24	$7,566	43,117,270	$0.18	$0.18
Q2-01	10,159	183	62	121	10,038	43,179,212	$0.24	$0.23
Q3-01	11,005	97	35	62	10,943	43,091,562	$0.26	$0.25
Q4-01	11,954	22	7	15	11,939	41,906,297	$0.29	$0.28

2001	40,708	339	117	222	40,486	42,823,513	$0.95	$0.95

Q1-02	14,486	113	36	77	14,409	42,059,462	$0.34	$0.34
Q2-02	15,315	242	80	162	15,153	41,232,890	$0.37	$0.37
Q3-02	16,225	172	52	120	16,105	42,504,741	$0.38	$0.38
Q4-02	17,474	186	55	131	17,343	45,032,301	$0.39	$0.39

2002	63,500	713	223	490	63,010	42,714,938	$1.49	$1.48

Q1-03	19,118	509	163	346	18,772	48,257,498	$0.40	$0.39
Q2-03	20,558	1,020	327	693	19,865	47,760,781	$0.43	$0.42
Q3-03	21,856	554	166	388	21,468	47,992,601	$0.46	$0.45
Q4-03	27,700	132	40	92	27,608	57,229,604	$0.48	$0.48

2003	89,232	2,215	696	1,519	87,713	50,328,353	$1.77	$1.74

Q1-04	28,473	1,262	382	880	27,593	60,809,470	$0.47	$0.45
Q2-04	29,105	273	90	183	28,922	60,837,792	$0.48	$0.48
Q3-04	34,925	415	124	291	34,634	70,342,922	$0.50	$0.49
Q4-04	37,047	1,377	489	888	36,159	72,832,859	$0.51	$0.50

2004	129,550	3,327	1,085	2,242	127,308	66,235,171	$1.96	$1.92

Q1-05	33,280	915	302	613	32,667	73,021,005	$0.46	$0.45
Q2-05	33,211	1,034	336	698	32,513	74,421,103	$0.45	$0.44
Q3-05	34,475	516	154	362	34,113	75,414,866	$0.46	$0.45

2005	100,966	2,465	792	1,673	99,293	74,294,427	$1.36	$1.34

See also TSFG Supplemental Financial Package and Financial Highlights Package posted on the Company’s web site at www.thesouthgroup.com for additional information.

See disclosure of the explanation of TSFG’s use of certain Non-GAAP financial measures in the earnings release available on the Company’s web site at www.thesouthgroup.com

See reconcilation detail of GAAP to Non-GAAP measures posted on the Company’s web site at www.thesouthgroup.com.

(1) — Other includes the reversal of the amortization of the deferred gain on prior interest rate swaps on subordinated notes.

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